Exhibit (j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the references to our firm under the captions "Financial Highlights" within the Prospectuses and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 14, 2018 relating to the financial statements of AB Balanced Wealth Strategy Portfolio, AB Growth and Income Portfolio, AB Growth Portfolio, AB Intermediate Bond Portfolio, AB International Growth Portfolio, AB International Value Portfolio, AB Large Cap Growth Portfolio, AB Real Estate Investment Portfolio, AB Small Cap Growth Portfolio, AB Small/Mid Cap Value Portfolio, AB Value Portfolio, AB Global Thematic Growth Portfolio, AB Dynamic Asset Allocation Portfolio and AB Global Risk Allocation--Moderate Portfolio for the fiscal year ended December 31, 2017, which are incorporated by reference in this Post-Effective Amendment No. 74 to the Registration Statement (Form N-1A No. 33-18647) of AB Variable Products Series Fund, Inc.



                                                       /s/ ERNST & YOUNG LLP


New York, New York
April 25, 2018